Exhibit 23.2

CONSENT OF WILKINS MILLER, P.C., INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to the Computer Programs and Systems, Inc. 2002 Stock Option Plan (Form S-8 No. 333-97431) and the Computer Programs and Systems, Inc. 401(k) Retirement Plan (Form S-8 No. 333-98543) of our report dated February 16, 2001 (except for the second paragraph of Note 2, as to which the date is May 6, 2002), with respect to the financial statements of Computer Programs and Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

Our audit also included the financial statement schedule of Computer Programs and Systems, Inc. listed in Item 15(a)(2) for the year ended December 31, 2000. This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Wilkins Miller, P.C.

Mobile, Alabama

March 26, 2003